As filed with the Securities and Exchange Commission on September 8, 2010.

Registration No. 333-168480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3109229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Embarcadero Center

Suite 2101

San Francisco, California 94111

(415) 788-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Masaaki (John) Nishibori

President and Chief Executive Officer

CAI International, Inc.

One Embarcadero Center, Suite 2101

San Francisco, California 94111

(415) 788-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Wes, Jr.

Sonny Allison

Perkins Coie LLP

101 Jefferson Drive

Menlo Park, CA 94025

(650) 838-4300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2010

PROSPECTUS

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

1,691,760 Shares of Common Stock Offered by the Selling Stockholders

CAI INTERNATIONAL, INC.

We may, from time to time in one or more offerings, offer and sell up to $30,000,000 in the aggregate of common stock, preferred stock, debt securities, convertible debt security, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 1,691,760 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement

Our common stock is listed on the New York Stock Exchange under the symbol “CAP.” On July 30, 2010, the last reported sales price of our common stock was $13.07 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities, convertible debt securities or warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $30,000,000 and the selling stockholders may sell up to 1,691,760 shares of common stock in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer. Each time we or either of the selling stockholders sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor either of the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “CAI”, “we”, “our”, “us” or the “Company” refer to CAI International, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About CAI International, Inc.

We are one of the world’s leading container leasing and management companies. We operate our business through two segments: container leasing and container management. We purchase new containers, lease them primarily to container shipping lines, freight forwarders and other transportation companies and either retain them as part of our owned fleet or sell them to container investors for whom we then provide management services. In operating our fleet, we lease, re-lease and dispose of containers and contract for the repair, repositioning and storage of containers. As of June 30, 2010, our fleet comprised 776,000 TEUs, 66.0% of which represented our managed fleet and 34.0% of which represented our owned fleet.

We lease our containers to lessees under long-term leases, short-term leases and finance leases. Long-term leases cover a specified number of containers that will be on lease for a fixed period of time. Short-term leases provide lessees with the ability to lease containers either for a fixed term of less than one year or without a fixed term on an as-needed basis, with flexible pick-up and drop-off of containers at depots worldwide. Finance leases are long-term lease contracts that grant the lessee the right to purchase the container at the end of the term for a nominal amount. As of June 30, 2010, 97.0% of our fleet, as measured in TEUs, was on lease, with 74.3% of these containers on long-term leases, 22.6% on short-term leases and 3.1% on finance leases.

We manage containers under management agreements that cover portfolios of containers. Our management agreements typically have terms of 10 years and provide that we receive a management fee based upon the actual rental revenue for each container less the actual operating expenses directly attributable to that container. We also receive fees for selling used containers on behalf of container investors.

We were founded in 1989 by our Chairman, Hiromitsu Ogawa, as a traditional container leasing company that leased containers owned by us to container shipping lines. We were originally incorporated under the name Container Applications International, Inc. in the state of Nevada on August 3, 1989. On February 2, 2007, we were reincorporated under our present name in the state of Delaware. We transact business directly and through our subsidiaries unless otherwise indicated.

Our corporate headquarters and principal executive offices are located at One Embarcadero Center, Suite 2101, San Francisco, California 94111. Our telephone number is (415) 788-0100. Our U.S. branch offices are located in Charleston, South Carolina and Florham Park, New Jersey. We operate our business in 13 offices in 11 countries including the United States, and have agents in Asia, Europe, South Africa, Australia and South America. Our wholly owned international subsidiaries are located in the United Kingdom, Japan, Malaysia, Sweden and Barbados. We also own 80% of CAIJ Ltd. in Japan.

We maintain a website at www.caiintl.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an electronic Internet site that contains our reports, proxy and information statements, and other information at http://www.sec.gov.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $30,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 84,000,000 shares of common stock, par value $0.0001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.0001 per share. Under our certificate of incorporation, our board of directors has the authority to issue shares of our preferred stock in one or more series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with preferred stock, common stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

THIS PROSPECTUS MAY NOT BE USED BY US TO OFFER OR SELL ANY SECURITIES UNLESS

ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends for each of the periods presented. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

Predecessor*			Successor*
	Year Ended December 31, 2005	Nine Months Ended September 30, 2006	Three Months Ended December 31, 2006	Year Ended December 31			Six Months Ended June 30, 2010
				2007	2008	2009
Ratio of earnings to fixed charges	2.6	4.4	3.1	3.7	4.6	4.7	6.2
Ratio of earnings to fixed charges and preferred stock dividends	2.6	4.3	3.1	3.7	4.6	4.7	6.2

*	Note: On October 1, 2006, we repurchased 10,584,000 shares, or 50.0% of our then-outstanding common stock held by Interpool. In connection with this transaction we applied pushdown accounting in accordance with Staff Accounting Bulletin (SAB) No. 54 and accounted for the purchase as a step acquisition in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, Business Combinations, issued by Financial Accounting Standards Board (FASB). Due to the application of pushdown accounting and step acquisition accounting in our financial statements, our financial condition and results of operations after September 30, 2006 are not comparable in some respects to our financial condition and results of operations reflected in our historical financial statements as of dates or for periods prior to October 1, 2006. The data prior to October 1, 2006 as presented above, refer to the Predecessor company and this period is referred to as the Predecessor period which relates to the period prior to our repurchase of our common stock held by Interpool. The data on and subsequent to October 1, 2006 refer to the Successor company and the period is referred to as the Successor period which relates to the period after we repurchased our common stock held by Interpool.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the “CAI Risk Factors”).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the CAI Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any accompanying prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Forward-Looking Information,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

The demand for leased containers depends on many political, economic and other factors beyond our control.

Substantially all of our revenue comes from activities related to the leasing of containers. Our ability to continue successfully leasing containers to container shipping lines, earning management fees on leased containers and attracting container investors to purchase container portfolios from us depends in part upon the continued demand for leased containers. The demand for containers is affected by numerous factors.

Demand for containers depends largely on the rate of world trade and economic growth, with consumer demand being one of the most critical factors affecting this growth. Economic downturns in one or more countries, particularly in the United States and other countries with consumer-oriented economies, could result in a reduction in world containerized trade growth or in demand by container shipping lines for leased containers. Most of the container investor programs into which we sell container portfolios employ a certain amount of debt in order to increase investor equity returns. The more difficulty container investors have in being able to access debt for future investment programs increases the potential that we may not be able to sell containers to investor programs in the future. In such case, our revenue, net income and cash flow will be lower, which may limit the level of growth in our operating fleet that we might otherwise be able to attain.

Economic recessions may result in a decline in the future demand for shipping containers by our customers and could lead to an increase the number of containers returned to us, reduce our container rental revenue, reduce utilization of our fleet, increase our operating expenses (such as storage, bad debt and repositioning costs) and have an adverse effect on our future financial performance. Much of our leasing business involves shipments of goods exported from Asia. From time to time, there have been economic disruptions, health scares (such as SARS, H1N1 flu ), financial turmoil, natural disasters and political instability in Asia. If these events were to occur in the future, they could adversely affect our container lessees and the general demand for shipping and lead to reduced demand for leased containers or otherwise adversely affect us.

Other general factors affecting demand for leased containers, utilization and per diem rates include the following:

•	available supply and prices of new and used containers;

•	economic conditions and competitive pressures in the shipping industry;

•	shifting trends and patterns of cargo traffic;

•	the availability and terms of container financing;

•	fluctuations in interest rates and foreign currency values;

•	overcapacity or undercapacity of the container manufacturers;

•	the lead times required to purchase containers;

•	the number of containers purchased by competitors and container lessees;

•	container ship fleet overcapacity or undercapacity;

•	increased repositioning by container shipping lines of their own empty containers to higher-demand locations in lieu of leasing containers from us;

•	consolidation or withdrawal of individual container lessees in the container shipping industry;

•	import/export tariffs and restrictions;

•	customs procedures, foreign exchange controls and other governmental regulations;

•	natural disasters that are severe enough to affect local and global economies;

•	political and economic factors;

•	currency exchange rates; and

•	future regulations which could restrict our current business practices and increase our cost of doing business.

All of these factors are inherently unpredictable and beyond our control. These factors will vary over time, often quickly and unpredictably, and any change in one or more of these factors may have a material adverse effect on our business and results of operations. Many of these factors also influence the decision by our customers to lease or buy containers. Should one or more of these factors influence our customers to buy a larger percentage of the containers they operate, our utilization rate would decrease, resulting in decreased revenue and increased storage and repositioning costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including working capital. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DILUTION

If you invest in an offering of common stock by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt. We will set forth in the applicable prospectus supplement or free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing shares in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing shares in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that such selling stockholders may offer and sell from time to time under this prospectus and any prospectus supplement. Such information was obtained from each selling stockholder as of July 30, 2010 and has not been independently verified by us. The term “selling stockholders” includes the transferees, pledgees, donees, or other successors of each such selling stockholder. Any material relationship either of the selling stockholders has had with us during the past three years is described in the footnotes to the table. To our knowledge, there currently are no agreements, arrangements, or understandings with respect to the sale of any shares of our common stock.

Each of the selling stockholders may from time to time offer and sell pursuant to this prospectus up to the number of shares of common stock owned by each such selling stockholder as set forth below. Neither of the selling stockholders, however, makes any representations that the shares covered by this prospectus will be offered for sale. Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by such selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in connection with sales by such selling stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants. Based on information we obtained from the selling stockholders and have not independently verified, neither of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Shares Beneficially Owned Prior to Offering (1)		Shares Being Registered for Resale (3)	Shares Beneficially Owned After Offering (1) (3) (4)
Name of Beneficial Owner	Number	Percent (2)		Number	Percent (4)
Hiromitsu Ogawa (5)	7,392,240	41.26%	845,880	6,546,360	32.44%

Development Bank of Japan (6)	1,691,760	9.44%	845,880	845,880	4.19%

(1)	Each selling stockholder named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by such selling stockholder. The numbers and percentages shown include (a) the shares of common stock actually owned as of July 30, 2010 and (b) the shares of common stock which each selling stockholder had the right to acquire within sixty (60) days upon the exercise of options, warrants, or the conversion of convertible securities held by each selling stockholder on July 30, 2010. In calculating the percentage of ownership, all shares of common stock that each selling stockholder had the right to acquire within sixty (60) days upon the exercise of options, warrants, or the conversion of convertible securities held by such selling stockholder are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such selling stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(2)	Calculated on the basis of 17,914,235 shares of common stock, which is the number of shares of our common stock outstanding as of July 30, 2010.
(3)	We do not know the extent to which either selling stockholder will sell any of the common stock being registered hereby.

(4)	Calculated on the basis of 20,181,809 shares of common stock outstanding upon completion of this offering, assuming the Company sells 2,267,574 shares of common stock at $13.23 per share. Assumes all the shares of common stock registered hereby by the selling stockholders are sold in the offering.
(5)	Selling stockholder is the founder of CAI, and Chairman of the Board. From 1989 to November 2006, he served as CAI’s Chief Executive Officer, and from November 2006 until June 2009 he served as CAI’s Executive Chairman.
(6)	On August 20, 2009, we signed a $10.0 million five-year loan agreement with the Development Bank of Japan (DBJ). The loan had a balance of $9.4 million and interest rate of 2.7% as of June 30, 2010. The agreement governing the term loan contains various financial and other covenants.

DESCRIPTION OF CAPITAL STOCK

We may offer shares of our capital stock, including common stock and preferred stock. We will set forth in the applicable prospectus supplement a description of the preferred stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement and other offering material, relating to such offering. A general description of our currently authorized shares of capital stock is set forth below.

General

Our authorized capital stock consists of 84,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The following summary of some of the terms relating to our common stock, preferred stock, certificate of incorporation and bylaws is not complete and may not contain all the information you should consider before investing in our common stock. You should read carefully our certificate of incorporation and bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the common stockholders. The holders of our common stock are not entitled to cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock will be entitled to elect all of the directors standing for election. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors may declare out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of or provision for our liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in this offering will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. The board of directors also has the authority to fix the designations, voting powers, preferences, privileges and relative rights and the limitations of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change of control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting, economic and other rights of the holders of common stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Authorized but Unissued Shares of Common Stock and Preferred Stock. Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors. Our certificate of incorporation provides for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our stockholders. In addition, our directors are removable only for cause by the holders of not less than a majority of the shares entitled to vote at the election of directors. Furthermore, any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office and only the board of directors may increase the size of the board of directors. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

Stockholder Action; Special Meetings of Stockholders. Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment of Bylaws. Our directors are expressly authorized to amend our bylaws.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned: (1) by persons who are directors and also officers; and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Registration Rights

We are a party to an Amended and Restated Registration Rights Agreement with Mr. Ogawa and DBJ Value Up Fund, a wholly-owned subsidiary of the Development Bank of Japan, Inc. (“DBJ”). Effective December 24, 2008, the 1,691,760 shares of Common Stock, par value $.0001 per share, representing 9.44% of the shares of CAI International, Inc. owned by DBJ Value Up Fund, were transferred to DBJ. As of the date of this prospectus, the DBJ Value Up Fund does not own, directly or indirectly, shares of CAI International, Inc.

Pursuant to this Registration Rights Agreement, Mr. Ogawa and DBJ have certain demand registration rights with respect to shares of our common stock. Pursuant to the Registration Rights Agreement, each of Mr. Ogawa and DBJ may request, subject to certain exceptions, that we file a registration statement under the Securities Act covering their shares, if the anticipated aggregate offering price is at least $5.0 million (net of underwriting discounts and commissions). Mr. Ogawa and DBJ will be entitled to request no more than three demand registrations.

Also pursuant to the Registration Rights Agreement, Mr. Ogawa and DBJ have certain “piggyback” registration rights with respect to shares of our common stock. Accordingly, if we propose to register any of our common stock under the Securities Act we are required to notify Mr. Ogawa and DBJ and to include in such registration all the shares of common stock requested to be included by them, subject to certain limitations. Under the terms of the Registration Rights Agreement, we are generally obligated to pay all the expenses associated with any demand or “piggyback” registrations.

DBJ and Mr. Ogawa have elected to participate in this offering or have certain of their shares included in the registration statement of which this prospectus forms a part.

Pre-emptive Rights

Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any other class of series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our certificate of incorporation does not provide that our stockholders are entitled to pre-emptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareholder Services, Inc. Its address is 250 Royall Street, Canton, Massachusetts 02021.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CAP.”

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of senior debt indenture relating to senior debt securities and a form of subordinated debt indenture relating to subordinated debt securities are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of debt securities we may issue and provide that we may issue debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture covering subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indentures with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•

to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “— Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. We may issue convertible debt securities under our senior debt indenture and our subordinated debt indenture, and forms of each of these indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indentures, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•

whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•

any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indentures do not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An accompanying prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible indenture covering convertible subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indentures with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•

to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “— Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Our indentures provide that if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock and debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION

We and either of the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable

•	the name or names of any agents or underwriters;

•	The name of and number of shares of our common stock being sold by the selling stockholders;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Agents

We or either of the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

The term “selling stockholders” includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from either selling stockholder as a gift, pledge, partnership, distribution or other non-sale related transfer. If we or either of the selling stockholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we or either of the selling stockholders have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Additionally, the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act with respect to the shares they are offering for resale.

We and either of the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We and either of the selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We and either of the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses. In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP, Menlo Park, California. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of CAI International, Inc. and our subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.caiintl.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 15, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed on May 10, 2010 and August 6, 2010, respectively;

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on March 28, 2007, including any amendment or report filed for the purpose of updating such description;

•	our Current Reports on Form 8-K filed with the Commission on June 11, 2010, July 30, 2010 and August 24, 2010; and

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2010 in connection with the 2010 annual meeting of stockholders that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to CAI International, Inc., One Embarcadero Center, Suite 2101, San Francisco, California 94111, Attn: Investor Relations, telephone: (415) 788-0100.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

CAI INTERNATIONAL, INC.

PROSPECTUS

, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by CAI International, Inc. in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Securities and Exchange Commission registration fee	$4,000
Transfer agent’s and trustee’s fees and expenses	$5,000
Printing and engraving expenses	$25,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$10,000
Total	$94,000

Item 15.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (3) unlawful payments of dividends, stock purchases or redemptions; or (4) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

Our bylaws, which incorporate Section 145 of the DGCL, provides that we will indemnify each director and officer against all claims and expenses resulting from the fact that such person was a director, officer, agent or employee of the registrant. A claimant is eligible for indemnification if the claimant (1) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the registrant; or (2) in the case of a criminal proceeding, had no reasonable cause to believe the claimant’s conduct was unlawful. This determination will be made by our disinterested directors, our stockholders or independent counsel in accordance with Section 145 of the DGCL.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of CAI International, Inc. or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).

3.2	Amended and Restated Bylaws of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, dated March 10, 2009).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).

4.2*	Form of Senior Debt Indenture

4.3*	Form of Subordinated Debt Indenture

4.4	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.5	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

5.1*	Opinion of Perkins Coie LLP

12.1**	Statement regarding computation of ratios

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1**	Power of attorney (included on the signature page to the Registration Statement on Form S-3, File No. 333-168480).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Debt Indenture (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Subordinated Debt Indenture (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

*	Filed herewith
**	Previously filed

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on September 8, 2010.

CAI International, Inc.

By:	/s/ MASAAKI (JOHN) NISHIBORI

Masaaki (John) Nishibori
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Hiromitsu Ogawa	Chairman	September 8, 2010

/S/ MASAAKI (JOHN) NISHIBORI Masaaki (John) Nishibori	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2010

/S/ VICTOR M. GARCIA Victor M. Garcia	Senior Vice President and Chief Financial Officer (Principal Finance and Accounting Officer)	September 8, 2010

* Marvin Dennis	Director	September 8, 2010

* William W. Liebeck	Director	September 8, 2010

* Gary M. Sawka	Director	September 8, 2010

By:	/S/ MASAAKI (JOHN) NISHIBORI	Attorney-in-Fact	September 8, 2010
Masaaki (John) Nishibori

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).

3.2	Amended and Restated Bylaws of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, dated March 10, 2009).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).

4.2*	Form of Senior Debt Indenture

4.3*	Form of Subordinated Debt Indenture

4.4	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.5	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

5.1*	Opinion of Perkins Coie LLP

12.1**	Statement regarding computation of ratios

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1**	Power of attorney (included on the signature page to the Registration Statement on Form S-3, File No. 333-168480).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Debt Indenture (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Subordinated Debt Indenture (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

*	Filed herewith
**	Previously filed